Exhibit 10.2

FIRST AMENDMENT TO REVOLVING WAREHOUSE FINANCING AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING WAREHOUSE FINANCING AGREEMENT (this “Agreement”) is dated as of January 19, 2005 by and among FALCON FINANCIAL INVESTMENT TRUST, a Maryland real estate investment trust, as Customer (the “Customer”), THE BANK OF NEW YORK, as Paying Agent and Custodian (the “Paying Agent” or the “Custodian,” as the context requires), and iSTAR FINANCIAL INC., a Maryland corporation, as Buyer (the “Buyer”).

RECITALS

A.            Customer, Custodian and Buyer have entered into that certain Revolving Warehouse Financing Agreement dated as of April 28, 2004 (the “Original Agreement”).

B.            Customer and Buyer desire to modify certain of the terms and provisions of the Original Agreement to, among other things, increase the Facility Limit (as defined in the Original Agreement, and extend the Facility Termination Date (as defined in the Original Agreement), as more specifically set forth hereinbelow.

C.            Capitalized terms used herein shall have the meanings ascribed thereto in the Original Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.             Section 1.1 of the Original Agreement is modified as follows:

(a)           The definition of “Change of Control” is hereby amended by adding the following clause at the end of such definition immediately following the reference to “part (c)”:

; provided, further, that in no event shall the Merger Closing constitute a Change of Control.

(b)           The definition of “Facility Limit” is hereby deleted in its entirety, and inserted in lieu thereof is the following:

“Facility Limit” means $250,000,000.

(c)           The definition of “Facility Termination Date” is hereby deleted in its entirety, and inserted in lieu thereof is the following:

“Facility Termination Date” means the date which is the first to occur of (i) six (6) months following the termination of the Merger Agreement by (x) Buyer (other than a termination of the Merger Agreement by virtue of Customer’s default in accordance with Sections 8.1(b)(iii) or 8.1(b)(iv) of the Merger Agreement) or (y) Customer by virtue of Buyer’s default in accordance with Sections 8.1(b)(iii) or 8.1(b)(iv) of the Merger Agreement, (ii)  sixty (60)

days following termination of the Merger Agreement by Customer (other than a termination of the Merger Agreement by virtue of Buyer’s default in accordance with Sections 8.1(b)(iii) or 8.1(b)(iv) of the Merger Agreement), (iii) sixty (60) days following termination of the Merger Agreement by Buyer by virtue of a default by Customer in accordance with Sections 8.1(b)(iii) or 8.1(b)(iv) of the Merger Agreement, or (iv)  the date on which the Customer shall merge with a Person (other than pursuant to the Merger Agreement), a Change of Control occurs or any Person, affiliated group of Persons or Persons acting in concert acquires at least fifty percent (50%) of the issued voting securities of the Customer (other than pursuant to the Merger Agreement).

(d)           The definition of “Maximum Advance Rate” is hereby deleted in its entirety, and inserted in lieu thereof is the following:

“Maximum Advance Rate” means 75%.

(e)           The following definition of “Merger Agreement” is hereby added to Section 1.1 in alphabetical order:

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Buyer, Falcon Acquisition Company and Customer, as such agreement may be amended, supplemented or modified from time to time.

(f)            The following definition of “Merger Closing” is hereby added to Section 1.1 in alphabetical order:

“Merger Closing” means the consummation of the transactions contemplated by the Merger Agreement in accordance with its terms.

2.             Section 5.2 of the Original Agreement is hereby modified as follows:

(a)  The phrase “enter into” in the third line of clause (i) is deleted and the phrase “consummate” is substituted in lieu thereof.

(b)           The phrase “, it being understood that the execution of the Merger Agreement shall be deemed to not violate this Section 5.2(m)” shall be inserted immediately following the phrase “Transaction Document” in the last line of Section 5.2(m).

3.             Section 7.1(r) of the Original Agreement is hereby amended by inserting the phrase “except in connection with the Merger Closing,” immediately prior to the term “Customer.”

4.             All references in the any of the Transaction Documents to the Original Agreement are hereby understood to be the Original Agreement, as modified by this Agreement.

5.             Customer hereby represents and warrants to Buyer that all of the representations and warranties in the Original Agreement and each of the Transaction Documents, both before and after giving effect to the amendments and modifications thereto in this Agreement, are true, correct and complete on the date hereof, with the same force and effect as if made on such date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

6.             In the event of any conflict among the terms of the Transaction Documents and the terms of the Original Agreement, as modified by this Agreement, the Original Agreement, as modified by this Agreement, shall control.  All terms and provisions of each of the Transaction Documents corresponding to terms and provisions of the Original Agreement prior to the date of this Agreement shall be deemed modified in accordance with the terms of this Agreement.

7.             Customer hereby represents and warrants to Buyer that (i) Customer has no defense, offset or counterclaim with respect to the payment of any sum owed to Buyer, or with respect to any covenant in the Original Agreement or any of the Transaction Documents; and (ii) no Termination Event has occurred and is continuing, nor has any fact, matter or circumstance arisen which would be reasonably expected to cause a Material Adverse Change.

8.             Customer hereby acknowledges and agreed that (i) Buyer, on and as of the date hereof, has fully performed all obligations to Customer which it may have had or has on and as of the date hereof; and (ii) other than as expressly set forth herein, by entering into this Agreement, Lender does not waive any condition or obligation in the Original Agreement or the other Transaction Documents.

9.             Customer and Paying Agent hereby agree to execute and deliver promptly to Buyer, at Buyer’s request, such other documents as Buyer, in its reasonable discretion, shall deem necessary or appropriate to evidence the transaction contemplated herein.

10.           This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

11.           Except as otherwise expressly set forth herein to the contrary, the Original Agreement and the other Transaction Documents remain unmodified and continue in full force and effect.  Customer hereby reaffirms, confirms and ratifies each and every covenant, condition, obligation and provision set forth in the Original Agreement and the other Transaction Documents, each as may be modified hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

FALCON FINANCIAL INVESTMENT TRUST, a Maryland real estate investment trust, as Customer

By:	/s/ David A. Karp
Name: David A. Karp
Title: President

iSTAR FINANCIAL INC., a Maryland corporation,
as Buyer

By:	/s/ Catherine Rice
Name: Catherine Rice
Title: Chief Financial Officer

THE BANK OF NEW YORK, as Custodian and Paying Agent

By:	/s/ Melissa Minneci
Name: Melissa Minneci
Title: Assistant Treasurer